Exhibit 11

          CONVERSION TECHNOLOGIES INTERNATIONAL, INC. AND SUBSIDIARIES

                STATEMENT OF COMPUTATION OF NET (LOSS) PER SHARE

               For the years ended June 30, 1998 and June 30, 1997

                                                  Year Ended         Year Ended
                                                 June 30, 1998     June 30, 1997
                                                 -------------     -------------

Loss before extraordinary item                    $ (8,666,278)    $(12,855,169)
                                                  ------------

Preferred Stock dividends                           (3,032,318)              --
                                                  ------------     ------------

Loss before extraordinary item
  attributable to common stockholders             $(11,698,596)    $(12,855,169)
                                                  ============     ============
Weighted average number of
   common shares outstanding                         4,804,427        4,773,311
                                                  ============     ============

Loss per common share before
  extraordinary item                              $      (2.44)    $      (2.69)
                                                  ============     ============

Extraordinary item                                $  6,425,004     $         --
                                                  ============     ============

Income per share from extraordinary item          $       1.34     $         --
                                                  ============     ============


Net loss                                          $ (2,241,274)    $(12,855,169)

Preferred stock dividends                           (3,032,318)
                                                  ------------     ------------

Net loss attributable to common
stockholders                                      $ (5,273,592)    $(12,855,169)
                                                  ============     ============

Net loss per common share                         $       1.10     $       2.69
                                                  ============     ============